EXHIBIT 99.1
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TREY RESOURCES
5 Regent Street, Livingston, NJ 07039


             TREY RESOURCES REPORTS BEST QUARTER IN COMPANY HISTORY

        COMPANY'S SUBSIDIARY, SWK TECHNOLOGIES, ACHIEVES OPERATING PROFIT

LIVINGSTON, NJ, MAY 16, 2007 -- Trey Resources, Inc. (OTC Bulletin Board:
TYRIA), the premier total solutions provider specializing in business software solutions for the small- and medium-sized business market, today reported its financial results for its first quarter ended March 31, 2007 in a Form 10-QSB filed with the SEC.

For the quarter ending March 31, 2007, the Company reported revenue of $2,118,358, as compared to $1,338,934 for the quarter ended March 31, 2006, an increase of $779,424, or 58%.

The Company reported, on a consolidated basis, a net loss of $191,593 for the quarter ended March 31, 2007, as compared to a net loss of $291,550 for the quarter ended March 31, 2006, an improvement of $99,957, or 34%.

At the operating level, Trey's wholly owned subsidiary SWK Technologies, Inc. generated operating income of $231,303 for the quarter. A condensed, unaudited profit and loss statement for SWK Technologies is provided below.

Mark Meller, CEO of Trey Resources, said, "Our quarterly results are outstanding. We exceeded $2 million in quarterly sales for the first time in our history. Our consolidated loss narrowed dramatically. Our wholly owned subsidiary, SWK Technologies, contributed operating profit of more than 10.9% of sales despite aggressive spending on infrastructure and manpower in the last few months to support higher sales levels."

Meller said, "Our sales are rapidly growing. Market acceptance of our MAPADOC EDI solution is exceptional, and we are seeing results of our MAS 500 initiatives. In summary, we are extremely optimistic about the future and look forward to delivering superior financial results in the coming quarters."

                        CONDENSED STATEMENT OF OPERATIONS
                             SWK TECHNOLOGIES, INC.
                                   (UNAUDITED)

                        THREE MONTHS ENDED MARCH 31, 2007



Sales, net                                          $  2,118,358

Cost of Sales                                          1,319,454
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Gross Profit                                             798,904

Selling General and Administrative Expenses              567,601
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Income from Operations                              $    231,303
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About Trey Resources
--------------------
Trey Resources is involved in the acquisition and build-out of technology and software companies. The Company's growth strategy is to acquire firms in this extensive and expanding, but highly fragmented segment, as it seeks to create substantial value for shareholders. Since June 2004, Trey has acquired SWK Technologies, Inc., Business Tech Solutions Group, Inc., Wolen Katz Associates, and AMP-BEST Consulting, Inc. For more information, visit www.treyresources.com, www.swktech.com, www.mapadoc.com, www.amp-best.com, or contact Trey Resources CEO Mark Meller at (973) 758-9555 or by e-mail at mark.meller@swktech.com. Trey Resources was a recent spin-off of iVoice, Inc. (OTCBB: "IVOI").

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, REGARDING AMONG OTHER THINGS OUR PLANS, STRATEGIES AND PROSPECTS -- BOTH BUSINESS AND FINANCIAL. ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE OR REALIZE THESE PLANS, INTENTIONS OR EXPECTATIONS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. MANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "WILL," "MAY," "INTEND," "ESTIMATED," AND "POTENTIAL," AMONG OTHERS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS NEWS RELEASE INCLUDE MARKET CONDITIONS AND THOSE SET FORTH IN REPORTS OR DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO TREY RESOURCES, INC. OR A PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY LANGUAGE.